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                                                                   Exhibit 99.4

                                 AEARO Company I

                 Offer To Exchange 8 1/4% Senior Notes Due 2012
          Which Have Been Registered Under The Securities Act of 1933,
                           For Any And All Outstanding
                          8 1/4% Senior Notes Due 2012

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Aearo Company I (the "Issuer") is offering, upon and subject to the terms and
conditions set forth in the prospectus dated       , 2004 (the "Prospectus"),
and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $175 million of its 8 1/4% Senior Subordinated Notes due 2012 which have been registered under the Securities Act of 1933, as amended, for a like principal amount of its issued and outstanding 8 1/4% Senior Subordinated Notes due 2012 (the "Old Notes").

         In connection with the Exchange Offer, we are requesting that you contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names. The Issuer will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the Exchange Offer. The Issuer will pay or cause to be paid all transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer, except as set forth in the Prospectus and the Letter of Transmittal.

         For your information and for forwarding to your clients, we are enclosing the following documents:

         1.       Prospectus dated       , 2004;

         2. A Letter of Transmittal for your use and for the information of your clients;

         3.       A form of Notice of Guaranteed Delivery;

         4. A form of letter that may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

         6. Return envelopes addressed to J.P. Morgan Trust Company, National Association, the Exchange Agent for the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON        , 2004, UNLESS EXTENDED BY THE ISSUER (SUCH DATE,
AS MAY BE EXTENDED BY THE ISSUER, IS REFERRED TO HEREIN AS THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         To participate in the Exchange Offer, a beneficial holder must either
(i) cause to be delivered to J.P. Morgan Trust Company, National Association (the "Exchange Agent"), at the address set forth in the Letter of Transmittal, definitive certificated notes representing Old Notes in proper form for transfer together with a duly executed and properly completed Letter of Transmittal, with any required signature guarantees and any other required documents or (ii) cause a DTC Participant to tender such holder's Old Notes to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent. You will need to contact those of your clients for whose account you hold definitive certificated notes or book-entry interests representing Old Notes and seek their instructions regarding the Exchange Offer.

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         If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                 Very truly yours,

                                 AEARO COMPANY I

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY PERSON AN AGENT OF THE ISSUER OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures









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